INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-86102 of the John Hancock Institutional Funds on Form N-1A of our reports dated April 4, 2003, appearing in the annual report to shareholders of the Dividend Performers Fund, the Independence Diversified Core Equity Fund II and the Focused Small Cap Growth Fund for the year ended February 28, 2003 and to references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 24, 2003